                                                                   EXHIBIT 21.01

          GREY GLOBAL GROUP INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

                              SUBSIDIARIES OF GREY
                             (AS OF MARCH 1, 2003)

NAME                                                          JURISDICTION OF ORGANIZATION
----                                                          ----------------------------
APCO Worldwide Inc. ........................................  Delaware
AS Grey Oy..................................................  Finland
Beyond Interactive Inc. ....................................  Delaware
Compas Inc. ................................................  New Jersey
Creative Collaboration Grey S.A. ...........................  Switzerland
Crescendo Productions Inc. .................................  New York
CSS & Grey..................................................  Cyprus
Dorland & Grey S.A. ........................................  Belgium
Dorland & Grey S.A..........................................  France
Fischer-Grey, C.A. .........................................  Venezuela
FOVA Inc. ..................................................  Delaware
G2 Worldwide Inc. ..........................................  Delaware
GCG Norge A/S...............................................  Norway
GCG Peru S.A. ..............................................  Peru
GCG Scandinavia A/S.........................................  Denmark
GCI Group Inc. .............................................  New York
Great Productions Inc. .....................................  Delaware
Great Spot Films Ltd. ......................................  Delaware
Grey Advertising (Hong Kong) Ltd. ..........................  Hong Kong
Grey Advertising (Maryland) Inc. ...........................  Maryland
Grey Advertising (New Zealand) Ltd. ........................  New Zealand
Grey Advertising (NSW) Pty. Ltd. ...........................  Australia
Grey Advertising Ltd. ......................................  Canada
Grey Argentina S.A. ........................................  Argentina
Grey Arts West Inc. ........................................  California
Grey Athens Advertising S.A. ...............................  Greece
Grey Austria GmbH...........................................  Austria
Grey Brasil Ltda. ..........................................  Brazil
Grey Chile S.A. ............................................  Chile
Grey Communications Group B.V. .............................  Netherlands
Grey Communications Group Ltd. .............................  United Kingdom
Grey Denmark A/S............................................  Denmark
Grey Diciembre S.A. ........................................  Uruguay
Grey Direct Inc. ...........................................  Delaware
Grey Global Group Inc. .....................................  Delaware
Grey Global Group Middle Europe GmbH & Co. .................  Germany
Grey GmbH...................................................  Germany
Grey Holding Central Europe GmbH............................  Germany

NAME                                                          JURISDICTION OF ORGANIZATION
----                                                          ----------------------------
Grey Holdings A.B. .........................................  Sweden
Grey Holdings Pty. Ltd. ....................................  South Africa
Grey Iberia S.A. ...........................................  Spain
Grey IFC Inc. ..............................................  Delaware
Grey International S.A.R.L. ................................  France
Grey Media Connections Inc. ................................  New York
Grey Mexico, S.A. de C.V. ..................................  Mexico
Grey Strategic Marketing Inc. ..............................  Delaware
Grey Thailand Co. Ltd. .....................................  Thailand
Grey Ventures Inc. .........................................  Delaware
Grey Worldwide (Malaysia) Sdn. Bhd..........................  Malaysia
Grey Worldwide Inc. ........................................  Japan
Grey Worldwide Istanbul A.S. ...............................  Turkey
Grey Worldwide Korea........................................  Korea
Grey Worldwide Middle East Ltd. ............................  Cyprus
Grey Worldwide Pvt. Ltd. ...................................  India
Grey Worldwide Sea Sdn. Bhd.................................  Singapore
Grey Healthcare Group Inc. .................................  Delaware
Group GCI Mexico S.A. de C.V. ..............................  Mexico
GWhiz Entertainment Inc. ...................................  New York
Hwa Wei & Grey Advertising Co. Ltd. ........................  Taiwan
Local Marketing Corp. ......................................  Ohio
Market Data Solutions Inc. .................................  Delaware
Media Group.................................................  Canada
MediaCom Holding AB.........................................  Sweden
Milano & Grey S.p.A. .......................................  Italy
Phase Five Communications Inc. .............................  Delaware
Preferred Professionals Inc. ...............................  New York
Principal Communications Inc. ..............................  Delaware
Rama & Grey.................................................  Indonesia
REP Publicidad, Ltda. ......................................  Colombia
Rigel Ltd. .................................................  Cayman Islands
SEK & Grey Ltd. ............................................  Finland
The Tape Center Inc. .......................................  Delaware
Walther, Gesess, Grey AG....................................  Switzerland
West Indies & Grey Advertising Inc. ........................  Puerto Rico
Zebra Studios...............................................  New York

                                        2